Exhibit 23.1

                              Glasser & Haims, P.C.
                          Certified Public Accountants
                                99 West Hawthorne
                             Valley Stream, NY 11580

                          INDEPENDENT AUDITOR'S CONSENT



     We consent to use in this Registration Statement of China Cable and Communication, Inc. (the "Company") on Form SB-2 our report dated November 21, 2001 relating to the Company's financial statements appearing in this Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in this Registration Statement.

                                            GLASSER & HAIMS, C.P.A., P.C.

                                            /s/  Glasser & Haims
                                            -----------------------------------
                                                 Glasser & Haims


                                            Valley Stream, New York
                                            November 21, 2001